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                                                                   EXHIBIT 11(a)

                        INDEPENDENT AUDITORS' CONSENT

    We consent to the use in this Post-Effective Amendment No. 38 to the Registration Statement (1933 Act File No. 33-1121) of Eaton Vance Investment Trust on behalf of EV Classic Florida Limited Maturity Municipals Fund, EV Classic Massachusetts Limited Maturity Municipals Fund, EV Classic New York Limited Maturity Municipals Fund and EV Classic Pennsylvania Limited Maturity Municipals Fund of our report dated May 2, 1997, relating to EV Classic Florida Limited Maturity Municipals Fund, EV Classic Massachusetts Limited Maturity Municipals Fund, EV Classic New York Limited Maturity Municipals Fund and EV Classic Pennsylvania Limited Maturity Municipals Fund and our report dated May 2, 1997, relating to Florida Limited Maturity Municipals Portfolio, Massachusetts Limited Maturity Municipals Portfolio, New York Limited Maturity Municipals Portfolio and Pennsylvania Limited Maturity Municipals Portfolio which reports are incorporated by reference in the Statement of Additional Information, which is a part of such Registration Statement. We also consent to the references to us under the heading "The Funds" Financial Highlights" appearing in the Prospectus and under the heading "Financial Statements" in the Statement of Additional Information, which are part of such Registration Statement.

                                    /s/ DELOITTE & TOUCHE LLP
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                                        DELOITTE & TOUCHE LLP
July 21, 1997
Boston, Massachusetts